UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 10, 2025

Edgewise Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40236	82-1725586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1715 38th St.

Boulder, CO 80301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 262-7002

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025, Edgewise Therapeutics, Inc. (the “Company”) announced the appointment of Michael Nofi as the Company’s Chief Financial Officer, effective November 10, 2025. Mr. Nofi will succeed the Company’s current Chief Financial Officer, Michael Carruthers, who notified the Company on November 10, 2025 that he intends to retire, effective immediately. Mr. Carruthers’ decision was not the result of any disagreement with the Company.

Mr. Nofi, age 54, brings over 30 years of leadership experience in finance and accounting across public and private companies primarily in the life sciences sector, with extensive experience in scaling finance operations, and supporting organizations through strategic growth, including commercialization.  This comes at an important time as Edgewise advances its late-stage clinical development while preparing for commercialization.  Prior to joining Edgewise, Mr. Nofi served as Chief Accounting Officer of SpringWorks Therapeutics for six years from November 2019 to July 2025 where he directed financial operations, ensuring compliance, accurate reporting, and strategic financial planning to support the business growth from an R&D organization to a global commercial company.  Prior to SpringWorks, Mr. Nofi was Chief Accounting Officer and Vice President of Global Accounting and Corporate FP&A at The Nature’s Bounty Co. Mr. Nofi also held senior finance roles at Acorda Therapeutics, Allergan plc, and Forest Laboratories. Mr. Nofi holds a B.S. in accounting and an M.B.A. from Villanova University and is a Certified Public Accountant.

In connection with the appointment of Mr. Nofi as the Company’s Chief Financial Officer, the Company and Mr. Nofi entered into an employment offer letter. Mr. Nofi’s annual base salary will be $465,000, less any applicable withholdings. Mr. Nofi will be eligible for an annual target cash bonus equal to 40% of his annual base salary based on achieving performance objectives established by the Company’s board of directors (“Board”) or the compensation committee of the Board. The employment letter also provides that Mr. Nofi will be granted a stock option to purchase 262,500 shares of the Company’s common stock under the Company’s 2024 Inducement Equity Incentive Plan (the “Plan”). The shares subject to the option are scheduled to vest as to 25% on the one-year anniversary of the grant date, with one thirty-sixth of the balance of the shares vesting monthly thereafter, on the same day of the month as the grant date, subject to Mr. Nofi’s continued services to the Company through the applicable vesting date. Mr. Nofi will also receive an award of 43,750 restricted stock units under the Plan, which will vest over four years in four equal annual installments, subject to his continued service with the Company through each vesting date. The foregoing description of the employment offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Nofi will participate in the Company’s Executive Change in Control and Severance Plan as described in the section titled “Potential Payments Upon Termination or Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025 (File No. 001-40236) and which is filed as Exhibit 10.12 to the Company’s registration statement on Form S-1 (File No. 333-253923) on March 5, 2021.

Mr. Nofi is expected to enter into an indemnification agreement on the Company’s standard form.

There are no arrangements or understandings between Mr. Nofi and any other persons pursuant to which he was appointed Chief Financial Officer. There are no family relationships between Mr. Nofi and any director or executive officer of the Company and the Company has not entered into any transactions with Mr. Nofi that are reportable pursuant to Item 404(a) of Regulation S-K.

To support continuity and a smooth transition, it is expected that Mr. Carruthers will remain an at-will employee of the Company until January 31, 2026 following which it is anticipated that he will provide consulting services to the Company until October 31, 2026. In connection with such roles, the Company expects to enter into a Letter Agreement and Consulting Agreement with Mr. Carruthers. Under the Consulting Agreement, Mr. Carruthers will receive an hourly fee for his consulting services and his outstanding equity awards will continue to vest in accordance with their terms until the term of the Consulting Agreement ends. The foregoing description of the Letter Agreement and Consulting Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2025.

Item 7.01	Regulation FD Disclosure.

On November 10, 2025, the Company issued a press release announcing the appointment of Mr. Nofi as Chief Financial Officer of the Company and the retirement of Mr. Carruthers as Chief Financial Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Employment Offer Letter by and between the Company and Michael Nofi, dated November 10, 2025
99.1	Press Release dated November 10, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

# Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWISE THERAPEUTICS, INC.

By:	/s/ Kevin Koch
Kevin Koch
Chief Executive Officer

Date: November 10, 2025